As filed with the Securities and Exchange Commission on April 27, 2022
File No. 001-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g)
of the Securities Exchange Act of 1934

OMNIAB, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0812245 (I.R.S. Employer Identification No.)
5980 Horton Street, Suite 405 Emeryville, California (Address of principal executive offices)	94608 (Zip Code)
(510) 250-7800
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act: None
Securities to be registered pursuant to Section 12(g) of the Act:
Title of each class to be so registered
Common Stock, par value $0.001 per share
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
This Registration Statement on Form 10 incorporates by reference information contained in the proxy statement/prospectus/information statement (the “Information Statement”) constituting part of the Registration Statement on Form S-4 (File No. 333-264525) of Avista Public Acquisition Corp. II (“APAC”) filed as Exhibit 99.1 hereto. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.    Business
The information required by this Item 1 is contained in the sections of the Information Statement entitled “Selected Definitions,” “Cautionary Statement Regarding Forward-Looking Statements,” “Summary of the Proxy Statement/Prospectus/Information Statement,” “Risk Factors,” “Shareholder Proposal No. 1 — The Business Combination Proposal — Structure of the Business Combination,” “—Diagram of Transactions Structure and Transaction Steps,” “— Merger Consideration,” “— Ownership of APAC after the Business Combination,” “— Summary of the Merger Agreement,” “— Summary of the Separation Agreement,” and “— Summary of the Ancillary Agreements,” “Material U.S. Federal Income Tax Consequences to Ligand Stockholders of the Distribution and Merger,” “Information about the OmniAb Business,” “OmniAb Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Person Transactions,” “The Separation and Distribution,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.    Risk Factors
The information required by this Item 1A is contained in the sections of the Information Statement entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” Those sections are incorporated herein by reference.
Item 2.    Financial Information
The information required by this Item 2 is contained in the sections of the Information Statement entitled “Summary of the Proxy Statement/Prospectus/Information Statement — Summary Unaudited Pro Forma Condensed Combined Financial Information,” “Unaudited Pro Forma Condensed Combined Financial Information of APAC and OmniAb,” and “OmniAb Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.
Item 3.    Properties
The information required by this Item 3 is contained in the sections of the Information Statement entitled “Information about the OmniAb Business — Facilities.” That section is incorporated herein by reference.
Item 4.    Security Ownership of Certain Beneficial Owners and Management
The information required by this Item 4 is contained in the sections of the Information Statement entitled “Beneficial Ownership of Securities” and “Security Ownership of Certain Beneficial Owners and Management of OmniAb.” Those sections are incorporated herein by reference.
Item 5.    Directors and Executive Officers
The information required by this Item 5 is contained in the section of the Information Statement entitled “Management of New OmniAb after the Business Combination.” That section is incorporated herein by reference.
Item 6.    Executive Compensation
The information required by this Item 6 is contained in the section of the Information Statement entitled “Executive and Director Compensation of OmniAb.” That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence
The information required by this Item 7 is contained in the sections of the Information Statement entitled “Risk Factors — Risks Related to the Separation and Distribution, the Private Placement and Our Relationship with Ligand,” “Shareholder Proposal No. 1 — The Business Combination Proposal — Structure of the Business Combination,” “— Merger Consideration,” “— Ownership of APAC after the Business Combination,” “— Summary of the Merger Agreement,” “— Summary of the Separation Agreement,” and “— Summary of the Ancillary Agreements,” “Management of New OmniAb after the Business Combination,” “Certain Relationships and Related Person Transactions,” and “The Separation and Distribution.” Those sections are incorporated herein by reference.
Item 8.    Legal Proceedings
The information required by this Item 8 is contained in the section of the Information Statement entitled “Information about the OmniAb Business — Legal Proceedings.” That section is incorporated herein by reference.
Item 9.    Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters
The information required by this Item 9 is contained in the sections of the Information Statement entitled “Summary of the Proxy Statement/Prospectus/Information Statement — Related Agreements — Amended and Restated Registration and Stockholder Rights Agreement,” “Market Price and Dividend Information,” “Shareholder Proposal No. 1 — The Business Combination Proposal — Merger Consideration,” “— Ownership of APAC after the Business Combination,” and “— Summary of the Separation Agreement,” “Executive and Director Compensation of OmniAb — Narrative to Summary Compensation Table,” “The Separation and Distribution,” “Description of Combined Company Securities,” and “Comparison of Corporate Governance and Shareholder Rights.” Those sections are incorporated herein by reference.
Item 10.    Recent Sales of Unregistered Securities
The information required by this Item 10 is contained in the sections of the Information Statement entitled “Summary of the Proxy Statement/Prospectus/Information Statement — Related Agreements,” “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Separation Agreement,” “Certain Relationships and Related Person Transactions,” “The Separation and Distribution,” and “Description of Combined Company Securities.” Those sections are incorporated herein by reference.
Item 11.    Description of Registrant’s Securities to be Registered
The information required by this Item 11 is contained in the sections of the Information Statement entitled “The Shareholder Proposal No. 1 — The Business Combination Proposal — Merger Consideration,” “— Ownership of APAC after the Business Combination,” and “— Summary of the Separation Agreement,” “The Separation and Distribution,” “Description of Combined Company Securities,” and “Comparison of Corporate Governance and Shareholder Rights.” Those sections are incorporated herein by reference.
Item 12.    Indemnification of Directors and Officers
The information required by this Item 12 is contained in the section of the Information Statement entitled “Description of Combined Company Securities — Anti-takeover effects of Delaware law and OmniAb’s certificate of incorporation and bylaws — Amendment of charter provisions” and “Executive and Director Compensation of OmniAb — Limitations of Liability and Indemnification Matters.” Those sections are incorporated herein by reference.
Item 13.    Financial Statements and Supplementary Data
The information required by this Item 13 is contained in the sections of the Information Statement entitled “Summary of the Proxy Statement/Prospectus/Information Statement — Summary Unaudited Pro

Forma Condensed Combined Financial Information,” “Unaudited Pro Forma Condensed Combined Financial Information of APAC and OmniAb,” “Index to Financial Statements,” and “Index to Combined Financial Statements” (and, in each case, the financial statements and related notes referenced therein). Those sections (and the financial statements and related notes referenced therein) are incorporated herein by reference.
Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Not applicable.
Item 15.    Financial Statements and Exhibits.
(a) Financial Statements
The information required by this Item 15(a) is contained in the sections of the Information Statement entitled “Summary of the Proxy Statement/Prospectus/Information Statement — Summary Unaudited Pro Forma Condensed Combined Financial Information,” “Unaudited Pro Forma Condensed Combined Financial Information of APAC and OmniAb,” “Index to Financial Statements,” and “Index to Combined Financial Statements” (and, in each case, the financial statements and related notes referenced therein). Those sections (and the financial statements and related notes referenced therein) are incorporated herein by reference.
(b) Exhibits
The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Description
2.1+	Agreement and Plan of Merger, dated March 23, 2022, by and among Avista Public Acquisition Corp. II, Orwell Merger Sub Inc., Ligand Pharmaceuticals Incorporated and OmniAb, Inc. (included as Annex A to the Information Statement).
2.2+	Separation and Distribution Agreement, dated March 23, 2022, by and among Avista Public Acquisition Corp. II, Ligand Pharmaceuticals Incorporated and OmniAb, Inc. (included as Annex B to the Information Statement).
2.3*	Plan of Domestication, dated [•], 2022.
3.1	Current Amended and Restated Certificate of Incorporation of OmniAb, Inc., as amended through November 10, 2021.
3.2	Current Bylaws of OmniAb, Inc.
3.3	Form of Certificate of Incorporation of OmniAb, Inc., to become effective upon Domestication of Avista Public Acquisition Corp. II and change of name to OmniAb, Inc. (included as Annex H to the Information Statement).
3.4	Form of Bylaws of OmniAb, Inc., to become effective upon Domestication of Avista Public Acquisition Corp. II and change of name to OmniAb, Inc. (included as Annex I to the Information Statement).
4.1*	Specimen Common Stock Certificate of OmniAb, Inc.
4.2*	Form of Certificate of Corporate Domestication of OmniAb, Inc., to be filed with the Secretary of the State of Delaware.
4.3
Warrant Agreement, dated August 9, 2021, between Avista Public Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Avista Public Acquisition Corp. II’s Form 8-K filed with the SEC on August 12, 2021).

10.1	Investment Management Trust Agreement, dated August 9, 2021, between Avista Public Acquisition Corp. II and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.1 to Avista Public Acquisition Corp. II’s Current Report on Form 8-K filed with the SEC on August 12, 2021).

Exhibit Number	Exhibit Description
10.2#
Form of Letter Agreements, dated August 9, 2021, by and among Avista Public Acquisition Corp. II, each of Avista Public Acquisition Corp. II’s officers and directors and Avista Acquisition LP II (incorporated by reference to Exhibit 10.5 to Avista Public Acquisition Corp. II’s Current Report on Form 8-K filed with the SEC on August 12, 2021).

10.3
Securities Subscription Agreement, dated February 12, 2021, between Avista Public Acquisition Corp. II and the Sponsor (incorporated by reference to Exhibit 10.7 to Avista Public Acquisition Corp. II’s Form S-1/A filed with the SEC on July 28, 2021).

10.4	Sponsor Insider Agreement, dated March 23, 2022, by and among OmniAb, Inc., Avista Public Acquisition Corp. II, Avista Acquisition LP II and the other parties signatory thereto (included as Annex C to the Information Statement).
10.5	Amended and Restated Forward Purchase Agreement, dated March 23, 2022, by and among Avista Public Acquisition Corp. II, Avista Acquisition LP II and OmniAb, Inc. (included as Annex D to the Information Statement).
10.6+	Employee Matters Agreement, dated March 23, 2022, by and among Avista Public Acquisition Corp. II, Orwell Merger Sub Inc., Ligand Pharmaceuticals Incorporated and OmniAb, Inc. (included as Annex K to the Information Statement).
10.7+	Form of Tax Matters Agreement, by and between Ligand Pharmaceuticals Incorporated and OmniAb, Inc. (included as Annex E to the Information Statement).
10.8+	Form of Transition Services Agreement, by and between Ligand Pharmaceuticals Incorporated and OmniAb, Inc., with respect to services provided by Ligand Pharmaceuticals Incorporated to OmniAb, Inc. (included as Annex F-1 to the Information Statement).
10.9+	Form of Transition Services Agreement, by and between Ligand Pharmaceuticals Incorporated and OmniAb, Inc., with respect to services provided by OmniAb, Inc. to Ligand Pharmaceuticals Incorporated (included as Annex F-2 to the Information Statement).
10.10	Form of Amended and Restated Registration and Shareholders Rights Agreement, by and among Avista Public Acquisition Corp. II, Avista Acquisition LP II and the other parties to be set forth on the signature pages thereto (included as Annex G to the Information Statement).
10.11#*	Form of OmniAb, Inc. 2022 Incentive Award Plan (included as Annex L to the Information Statement).
10.12#*	Form of OmniAb, Inc. 2022 Employee Stock Purchase Plan (included as Annex M to the Information Statement).
10.13#*	Form of OmniAb, Inc. Non-Employee Director Compensation Program.
10.14#*	Form of OmniAb, Inc. Change in Control Severance Agreement for Executive Officers.
10.15#*	Form of OmniAb, Inc. Severance Plan.
10.16	Form of OmniAb, Inc. Indemnification Agreement for Directors and Officers.
10.17+	Lab Lease Between Emery Station Office II, LLC and Crystal Bioscience, Inc., dated February 16, 2009, as amended.
10.18†	Antibody License Agreement between CNA Development LLC and OmniAb, Inc., dated December 20, 2012.
10.19†	Research, Development and Commercialization Agreement between Cystic Fibrosis Foundation and Icagen, LLC., dated May 1, 2018, as amended.
10.20†	Amended and Restated License Agreement between F. Hoffmann-La Roche Ltd, Hoffmann-La Roche lnc. and Icagen, LLC, dated May 29, 2020, as amended.
21.1	List of Subsidiaries of OmniAb, Inc.
99.1	Preliminary Information Statement.

*
To be filed by amendment.

+
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. OmniAb, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#
Indicates management contract or compensatory plan.

†
Portions of this exhibit have been omitted for confidentiality purposes.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
OMNIAB, INC.
By:
/s/ Matthew W. Foehr

Name: Matthew W. Foehr
Title: President and Chief Executive Officer
Date: April 27, 2022